    As filed with the Securities and Exchange Commission on November 25, 2003

                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          -----------------------------

                                  CLARCOR INC.
             (Exact Name of Registrant as specified in its Charter)
                          -----------------------------

                  DELAWARE                                     36-0922490
                  --------                                     ----------
(State or other jurisdiction of incorporation or            (I.R.S. Employer
                organization)                              Identification No.)

                                2323 SIXTH STREET
                                  P.O. BOX 7007
                            ROCKFORD, ILLINOIS 61125
                    (Address of principal executive offices)
                          -----------------------------

                                  CLARCOR INC.
                               2004 INCENTIVE PLAN
                            (Full title of the plan)
                          -----------------------------

                                  DAVID J. BOYD
                         VICE PRESIDENT, GENERAL COUNSEL
                             AND CORPORATE SECRETARY
                                  CLARCOR INC.
                                2323 SIXTH STREET
                                  P.O. BOX 7007
                     ROCKFORD, ILLINOIS 61125 (815) 961-5686
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                ROBERT P. FREEMAN, SIDLEY AUSTIN BROWN & WOOD LLP
        10 SOUTH DEARBORN STREET, CHICAGO, ILLINOIS 60603 (312) 853-7000

                         CALCULATION OF REGISTRATION FEE

------------------------------------------ ------------------- ----------------- ------------------- --------------
           TITLE OF SECURITIES                AMOUNT TO BE         PROPOSED       PROPOSED MAXIMUM     AMOUNT OF
          TO BE REGISTERED (1)               REGISTERED (2)        MAXIMUM           AGGREGATE       REGISTRATION
                                                                OFFERING PRICE   OFFERING PRICE (3)       FEE
                                                                PER SHARE (3)
------------------------------------------ ------------------- ----------------- ------------------- --------------
  Common Stock, par value $1.00 per share       1,500,000           $ 42.125         $ 63,187,500        $5,112
(including Preferred Stock Purchase Rights)
------------------------------------------ ------------------- ----------------- ------------------- --------------

(1) Preferred Stock Purchase Rights are initially carried and traded with the Common Stock of the Registrant. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

(2) Plus such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the CLARCOR Inc. 2004 Incentive Plan, in accordance with Rule 416(a) under the Securities Act of 1933.

(3) The offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 20, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*


Item 2.  Registrant Information and Employee Plan Annual Information.*

* This registration statement relates to securities of the Registrant to be offered pursuant to the CLARCOR Inc. 2004 Incentive Plan, as indicated on the facing sheet hereof. Information required by Part I to be contained in the Section 10(a) prospectus related to this plan is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to
         Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in the Registrant's registration statement:

         1. The annual report on Form 10-K for the fiscal year ended November 30, 2002 of the Registrant;

         2. All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since November 30, 2002;

         3. The Registrant's description of its Common Stock, as set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 2, 1992 (File No. 1-11024), as amended by the Registrant's Amendment No. 1 thereto filed with the Commission on March 4, 1992 (File No. 1-11024), including any amendment or report filed for the purpose of updating such description; and

         4. The Registrant's description of its Preferred Stock Purchase Rights, as set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 3, 1996 (File No. 1-11024), as amended by the Registrant's Registration Statement on Form 8-A/A filed with the Commission on March 29, 1999 (File No. 1-11024), including any further amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.


Item 4.  Description of Securities.

         Not required.


Item 5.  Interests of Named Experts and Counsel.

         None.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees and agents from liability under certain circumstances. The Second Restated Certificate of Incorporation of the Registrant provides indemnification for directors, officers, employees and agents to the extent permitted by the Delaware General Corporation Law, eliminates to the extent permitted by the law the personal liability of directors for monetary damages to the Registrant and its stockholders and permits the Registrant to insure its directors, officers, employees and agents against certain liabilities as to which they may not be indemnified under the Delaware General Corporation Law.


Item 7.  Exemption from Registration Claimed.

         Not required.


Item 8.  Exhibits.

         See the Exhibit Index accompanying this Registration Statement.


Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

         Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, state of Illinois, on this 21st day of November, 2003.

                           CLARCOR INC.


                           By:   /s/ Norman E. Johnson
                                 -----------------------------
                                 Norman E. Johnson
                                 Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Boyd and David J. Lindsay, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURES                               TITLE                                            DATE
/s/ Norman E. Johnson                    Chairman, President, Chief Executive Officer     November 21, 2003
--------------------------------         and Director (principal executive officer)
Norman E. Johnson

/s/ Bruce A. Klein                       Vice President Finance and Chief Financial       November 21, 2003
---------------------------------        Officer (principal financial officer)
Bruce A. Klein

/s/ Marcia S. Blaylock                   Vice President, Controller, Chief  Accounting    November 21, 2003
-------------------------------          Officer
Marcia S. Blaylock                       (principal accounting officer)

/s/ Paul Donovan                         Director                                         November 21, 2003
---------------------------------
Paul Donovan

/s/ Robert H. Jenkins                    Director                                         November 21, 2003
---------------------------------
Robert H. Jenkins

/s/ Philip R. Lochner, Jr.               Director                                         November 21, 2003
----------------------------------
Philip R. Lochner, Jr.

/s/ Roseann Stevens                      Director                                         November 21, 2003
---------------------------------
Roseann Stevens

/s/ J. Marc Adam                         Director                                         November 21, 2003
---------------------------------
J. Marc Adam

/s/ James L. Packard                     Director                                         November 21, 2003
---------------------------------
James L. Packard



SIGNATURES                               TITLE                                            DATE
/s/ Keith E. Wandell                     Director                                         November 21, 2003
---------------------------------
Keith E. Wandell

/s/ Robert J. Burgstahler                Director                                         November 21, 2003
-------------------------------
Robert J. Burgstahler



                                  EXHIBIT INDEX


       Exhibit No.     DESCRIPTION

           4.1 The Registrant's Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 (File No. 1-11024).

           4.2 Amendment to ARTICLE FOURTH of the Second Restated Certificate of Incorporation incorporated by reference to the Registrant's Proxy Statement on Schedule 14A dated February 18, 1999 with respect to the Annual Meeting of Shareholders held on March 23, 1999 (File No. 1-11024).

           4.3 The Registrant's Bylaws, as amended, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1991 (File No. 1-11024).

           4.4 Certificate of Designation of Series B Junior Participating Preferred Stock of the Registrant, as filed with the Secretary of State of Delaware on April 2, 1996, incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form 8-A filed April 3, 1996 (File No. 1-11024).

           4.5 Stockholders Rights Agreement, dated as of March 28, 1996, between the Registrant and First Chicago Trust Company of New York incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K filed April 3, 1996 (File No. 1-11024).

           4.6 First Amendment to Stockholders Rights Agreement, dated as of March 23, 1999, incorporated by reference to
                       Exhibit 4 to the Registrant's Registration Statement on Form 8-A/A filed March 29, 1999 (File No. 1-11024).

           4.7 CLARCOR Inc. 2004 Incentive Plan incorporated by reference to Exhibit A to the Registrant's Proxy Statement on Schedule 14A dated February 20, 2003 with respect to the Annual Meeting of Shareholders held on March 24, 2003 (File No. 1-11024).

            5          Opinion of David J. Boyd, General Counsel of the
                       Registrant.*

           23.1        Consent of David J. Boyd (included in Exhibit 5).

           23.2        Consent of PricewaterhouseCoopers LLP.*



---------------------------

* Filed herewith.